Kenne Ruan, CPA

Phone: (203) 824-0441 Fax: (203) 413-4686

40 Hemlock Hollow Road, Woodbridge, CT 06525

         kruancpa@yahoo.com

  CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated May 21, 2010 on the Financial Statement of USChina Taiwan INC for the year ended March 31, 2010, in this registration statement on Form S-1, and to reference to our Firm under the caption "Experts" in the Registration Statement.

Very Truly Yours,

/s/ Yongqing Ruan, CPA

May 21, 2010